UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On September 7, 2022, Blackstone Private Credit Fund (BCRED) announced the increase of its regular monthly distribution from $0.1740 per share to $0.1900 per share, which represents a 9.1% annualized distribution yield (for Class I Common Shares1) based on the July NAV per share of $25.021. BCRED’s Board of Trustees (the “Board”) approved the increase in distribution, which will become effective for the October 2022 monthly distribution with the record date of October 31, 2022 and will be paid on or about November 29, 2022. BCRED also declared its regular monthly distribution in the amount of $0.1740 per share for Class I Common Shares2 with a record date of September 30, 2022, payable on or about October 26, 2022.

The regular monthly distribution increase is driven by BCRED’s strong earnings, the quality of its portfolio and the positive impact from rising interest rates. With nearly 100% of the portfolio invested in floating rate debt which benefits from rising rates, and BCRED’s low fee structure, BCRED believes this creates an opportunity to raise its regular monthly distributions to more appropriately align with its earnings power.

BCRED is focused on high-quality, larger companies in growth sectors. As of July 31, 2022, the portfolio is 96% senior secured with an average loan-to-value (LTV) of 43% and an average issuer EBITDA of $167 million. BCRED expects this focus on seniority and quality to continue going forward.3

A copy of the Fund’s press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 7, 2022.

[1]

For Class S Common Shares, would represent at estimated net distribution of $0.1722 and an estimated 8.3% distribution yield. For Class D Common Shares, would represent an estimated net distribution of $0.1848 and an estimated 8.9% distribution yield.

[2]

For Class S Common Shares, net distribution declared of $0.1562. For Class D Common Shares, net distribution of $0.1688. Represents an 8.3% distribution yield for Class I shares, 7.5% distribution yield for Class S shares and 8.1% distribution yield for Class D shares based on the July NAV per share of $25.02.

[3]

These calculations include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted based on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by us, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: September 7, 2022	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Legal Officer and Secretary